                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement

     [X] Definitive proxy statement

     [ ] Definitive additional materials

     [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                       MURDOCK COMMUNICATIONS CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

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     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

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     (4) Date filed:

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

                       MURDOCK COMMUNICATIONS CORPORATION
                             1112 29TH AVENUE S.W.
                            CEDAR RAPIDS, IOWA 52404

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

     The Annual Meeting of Shareholders of Murdock Communications Corporation, an Iowa corporation (hereinafter called the Corporation), will be held at the Four Points Sheraton Inn, 525 33rd Avenue S.W., Cedar Rapids, Iowa 52404, on June 30, 1998, at 2 p.m. local time, for the purpose of:

          1. Electing seven directors for the ensuing year.

          2. Ratifying the appointment of Deloitte & Touche LLP, independent public accountants, as auditors of the Corporation for its fiscal year ending December 31, 1998.

          3. Taking action with respect to any other matters that may be properly brought before the meeting and that might be considered by the shareholders of an Iowa corporation at their annual meeting.

By order of the Board of Directors

Cedar Rapids, Iowa
May 29, 1998

                                          THOMAS E. CHAPLIN,
                                          Chief Executive Officer

     SHAREHOLDERS OF RECORD AT THE CLOSE OF BUSINESS ON MAY 20, 1998 ARE ENTITLED TO VOTE AT THE MEETING. YOUR VOTE IS IMPORTANT TO ENSURE THAT A MAJORITY OF THE STOCK IS REPRESENTED. PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. IF YOU LATER FIND THAT YOU MAY BE PRESENT AT THE MEETING OR FOR ANY OTHER REASON DESIRE TO REVOKE YOUR PROXY, YOU MAY DO SO AT ANY TIME BEFORE IT IS VOTED.

                       MURDOCK COMMUNICATIONS CORPORATION
                             1112 29TH AVENUE S.W.
                            CEDAR RAPIDS, IOWA 52404

          PROXY STATEMENT FOR THE 1998 ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON JUNE 30, 1998

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Murdock Communications Corporation of proxies, in the accompanying form, to be used at the Annual Meeting of Shareholders of the Corporation to be held at the Four Points Sheraton Inn, 525 33rd Avenue S.W., Cedar Rapids, Iowa 52404, on June 30, 1998 at 2 p.m., local time, and any adjournments thereof. This proxy material is being mailed on or about May 29, 1998 to shareholders of record at the close of business on May 20, 1998.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING

     The shares represented by each valid proxy received in time will be voted at the meeting and, if a choice is specified on the proxy, it will be voted in accordance with that specification. If no instructions are specified in a signed proxy returned to the Corporation, the shares represented thereby will be voted
(1) in FAVOR of the election of the directors listed in the enclosed proxy, and
(2) in FAVOR of the ratification of Deloitte & Touche LLP as auditors of the Corporation for fiscal 1998.

     Shareholders may revoke proxies at any time to the extent they have not been exercised by giving written notice to the Corporation or by a later executed proxy. Attendance at the Annual Meeting will not automatically revoke a proxy, but a shareholder attending the Annual Meeting may request a ballot and vote in person, thereby revoking a prior granted proxy. The cost of solicitation of proxies will be borne by the Corporation. Solicitation will be made primarily by use of the mails; however, some solicitation may be made by employees of the Corporation, without additional compensation therefor, by telephone, by facsimile, or in person. Only shareholders of record at the close of business on May 20, 1998 will be entitled to notice of and to vote at the meeting. On the record date, the Corporation had outstanding 4,858,439 shares of no par value common stock ("Common Stock"), entitled to one vote per share.

     A majority of the votes entitled to be cast with respect to each matter submitted to the shareholders, represented either in person or by proxy, shall constitute a quorum with respect to such matter. Approval of each matter specified in the notice of meeting requires the affirmative vote of a majority, or in the case of the election of directors a plurality, of the shares present in person or by proxy at the meeting and entitled to vote on such matter. Abstentions and broker non-votes (i.e., shares held by brokers in street name, voting on certain matters due to discretionary authority or instructions from the beneficial owner but not voting on other matters due to lack of authority to vote on such matters without instructions from the beneficial owner) will count for the purpose of establishing a quorum and will not affect the determination of whether such matters are approved or directors are elected. The Inspector of Election appointed by the Board of Directors will determine the presence of a quorum and tabulate the results of shareholder voting.

                             ELECTION OF DIRECTORS

     It is intended that shares represented by proxies in the enclosed form will be voted for the election of the nominees named in the following table to serve as directors for a term of one year and until their successors are elected, unless contrary instructions are received. As indicated below, each person nominated by the Board of Directors is an incumbent director. The Corporation anticipates that the nominees listed in this Proxy Statement will be candidates when the election is held. However, if an unexpected occurrence should make it necessary, in the judgment of the proxy holders, to substitute some other person for any of the nominees, proxies will be voted for a substitute nominee selected by the proxy holders (except where a proxy withholds authority with respect to the election of directors).

                                                                                DIRECTOR
NAME, AGE, PRINCIPAL OCCUPATION FOR PAST FIVE YEARS AND DIRECTORSHIPS    AGE     SINCE
---------------------------------------------------------------------    ---    --------
GUY O. MURDOCK..................................................         42       1989
Chairman of the Board since 1989. Chief Executive Officer of the
Corporation from 1989 to April 1997 and President of the Corporation from 1989 to July 1996.

THOMAS E. CHAPLIN...............................................         46       1997
Chief Executive Officer of the Corporation since April 1997. From
1993 to 1996, Senior Vice President and General Manager of APAC
Teleservices, Inc. (provider of outsourced customer service and sales teleservices for large companies). From 1990 to 1993, President and
Chief Operating Officer of Unilens Corp., USA (a manufacturer of aspheric multifocal contact lenses).

COLIN P. HALFORD................................................         43       1993
President of the Corporation since July 1996. Vice President -- Sales and Marketing of the Corporation from 1994 to July 1996. President of
Halford and Associates (telecommunications management and consulting firm) from 1992 to 1993.

JOHN C. POSS....................................................         50       1994
President of J.C. Poss & Company, Inc. (telecommunications consulting firm) since 1995. President of WorldQuest Networks, Inc. (provider of international facsimile services) during 1997. Vice
President -- Corporate Development and Planning of Intellicall, Inc.
(provider of technology, equipment and services to the
telecommunications industry) from 1992 to 1995. Mr. Poss also served as Chief Financial Officer of the Corporation in 1993.

STEVEN R. EHLERT................................................         40       1995
Vice President of Operations of Starter Printables Division of
Starter Corporation (producer of athletic apparel and equipment)
since 1996. Director of Operations of Galt Sand Company Incorporated
(commercial printing company specializing in silk screened clothing)
from 1986 to 1996.

WAYNE WRIGHT....................................................         52       1997
President of Priority International Communications, Inc. (a wholly owned subsidiary of the Corporation since October 1997) since March
1997 and Chairman of the Board of Priority International
Communications, Inc. from 1996 to 1997. Mr. Wright served as an officer of U.S. Ameriphone from 1993 to 1996.

LARRY A. ERICKSON...............................................         49       1997
Vice President and Controller of the Rockwell Avionics and
Communications division (provider of advanced avionics and airborne and mobile communications systems and services to airlines, aircraft manufacturers and business aircraft) of Rockwell International
Corporation since November 1996. For more than 20 years prior to
November 1996, Mr. Erickson served in a variety of finance and accounting positions at Rockwell International Corporation.

EXECUTIVE OFFICERS

     The following table sets forth the name, age, current position and principal occupation and employment during the past five years of the executive officer of the Corporation who is not a director:

             NAME                 AGE        CURRENT POSITION                  OTHER POSITIONS
             ----                 ---        ----------------                  ---------------
Bill R. Wharton...............    37     Vice President-Operations    Director of Operations of the
                                         (since 1995)                 Corporation from 1989 to 1995

DIRECTORS' MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee and a Compensation Committee. The Board's Audit Committee is comprised of Messrs. Erickson, Poss and Ehlert. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of independent public accountants to audit the books and accounts of the Corporation and reviews and approves the scope of annual audit activities of the auditors, approves the audit fee payable to the auditors and reviews the audit results. The Audit Committee also consults with the independent public accountants with respect to the annual audit scope and plan of audit and with respect to the adequacy of the Corporation's internal controls and accounting procedures. The Audit Committee met one time during fiscal 1997 and all committee members were present.

     The Board's Compensation Committee is comprised of Messrs. Erickson, Poss and Ehlert. The Compensation Committee, in addition to such other duties as may be specified by the Board of Directors, reviews and recommends to the Board of Directors the compensation structure for the corporation's officers and other managerial personnel, including salary rates, participation in incentive compensation and benefit plans, fringe benefits, noncash perquisites and other forms of compensation. The Compensation Committee also administers the Corporation's 1993 Stock Option Plan and the Corporation's 1997 Stock Option Plan. The Compensation Committee met two times during fiscal 1997 and all committee members were present.

     The Board of Directors held seven meetings in fiscal 1997. Each of the directors attended at least 75% of the meetings held by the Board of Directors and by the Committees on which such director served.

COMPENSATION OF DIRECTORS

     The Corporation pays directors not employed by the Corporation an annual retainer equal to the greater of (a) $12,000 or (b) $1,000 for each meeting of the Board of Directors attended. In addition, the Corporation has issued to each director not employed by the Corporation an option to purchase up to 5,000 shares of Common Stock on the day after election as a director with an exercise price equal to the closing market price of the Common Stock on the date of issuance.

SECURITY OWNERSHIP

     The following table sets forth information as of March 31, 1998 regarding the beneficial ownership of shares of Common Stock by (1) each person who is known to the Corporation to be the beneficial owner of more than 5% of the Common Stock, (2) each director and named executive officer (as defined below), and (3) all directors and executive officers as a group. Beneficial ownership of Common Stock has been determined for this purpose in accordance with Rules 13d-3 and 13d-5 of the Securities and Exchange Commission ("SEC") under the Securities Exchange Act of 1934 (the "Exchange Act"), which provide, among other things, that a person is deemed to be the beneficial owner of Common Stock if such person, directly or indirectly, has or shares voting power or investment power with respect to the Common Stock or has the right to acquire such ownership within sixty days after March 31, 1998.

                                                                   SHARES
                                                                BENEFICIALLY    PERCENT
                  NAME OF BENEFICIAL OWNER                        OWNED(1)      OF CLASS
                  ------------------------                      ------------    --------
Guy O. Murdock(2)...........................................     1,049,321        21.1
Thomas E. Chaplin(3)........................................       200,000         4.0
Berthel Fisher & Company, Inc.(4)...........................       690,365        13.6
Larry A. Cahill(5)..........................................       462,380         9.5
Colin P. Halford(6).........................................       125,151         2.5
John C. Poss(7).............................................        51,040         1.0
Steven R. Ehlert(8).........................................        10,000           *
Wayne Wright................................................       270,000         5.6
Larry A. Erickson(9)........................................         5,000           *
All directors and executive officers as a group (8
  persons)(10)..............................................     1,773,794        32.7

-------------------------
  *  Less than 1%.

 (1) This table is based upon information supplied by directors, executive officers and principal shareholders. Unless otherwise indicated in footnotes to this table, each of the shareholders named in this table has sole voting and investment power with respect to the shares shown as beneficially owned.

 (2) Includes 123,236 shares subject to exercise of stock options.

 (3) Includes 200,000 shares subject to exercise of stock options.

 (4) Includes (i) 501,794 shares of Common Stock held by certain affiliates of Berthel for which Berthel shares voting and investment power, including 154,279 shares subject to exercise of warrants, and (ii) 75,000 shares subject to exercise of warrants. Reflects information reported in a
     Schedule 13D filed with the SEC by Berthel on January 16, 1997, as amended on June 6, 1997 and on January 8, 1998. The address of Berthel is 100 Second Street S.E., P.O. Box 74250, Cedar Rapids, Iowa 52407.

 (5) Mr. Cahill's address is 3330 Southgate Court S.W., Cedar Rapids, Iowa 52404. Includes 20,000 shares subject to exercise of warrants. Reflects information reported in a Schedule 13G filed with the SEC by Mr. Cahill on December 11, 1996.

 (6) Includes 125,001 shares subject to exercise of stock options and 50 shares subject to exercise of warrants.

 (7) Includes 41,040 shares subject to exercise of stock options.

 (8) Includes 10,000 shares subject to exercise of stock options.

 (9) Includes 5,000 shares subject to exercise of stock options.

(10) Includes 567,559 shares subject to exercise of stock options and 50 shares subject to exercise of warrants.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Corporation's directors and executive officers, and persons who own more than 10% of a registered class of the Corporation's equity securities, to file with the

SEC initial reports of beneficial ownership and reports of changes in beneficial ownership of the Corporation's equity securities. The rules promulgated by the SEC under section 16(a) of the Exchange Act require those persons to furnish the Corporation with copies of all reports filed with the SEC pursuant to section 16(a). Based solely upon a review of such forms actually furnished to the Corporation, and written representations of certain of the Corporation's directors and executive officers, all directors, executive officers and 10% shareholders have filed with the SEC on a timely basis all reports required to be filed under section 16(a) of the Exchange Act, except that Wayne Wright filed a Form 5 on February 17, 1998 to report his appointment as a director of the Corporation on October 31, 1997, and Larry A. Erickson filed a Form 3 on July 24, 1997 to report his appointment as a director of the Corporation on May 28, 1997.

EXECUTIVE COMPENSATION

     Cash and Other Compensation. The table which follows sets forth certain information concerning compensation paid to, earned by, or awarded to Thomas E. Chaplin, the Corporation's Chief Executive Officer, Guy O. Murdock, the Corporation's Chairman of the Board, and Colin P. Halford, the Corporation's President (collectively, the "named executive officers") during the years indicated below. No other executive officer's salary and bonus exceeded $100,000 in 1997.

                           SUMMARY COMPENSATION TABLE


                                                                                LONG-TERM
                                                                               COMPENSATION
                                      ANNUAL                                      AWARDS
                                   COMPENSATION             OTHER         ----------------------
      NAME AND                 ---------------------       ANNUAL         SECURITIES UNDERLYING        ALL OTHER
 PRINCIPAL POSITION    YEAR    SALARY($)    BONUS($)   COMPENSATION($)          OPTIONS(#)          COMPENSATION($)
 ------------------    ----    ---------    --------   ---------------    ---------------------     ---------------
Guy O. Murdock.......  1997    $150,000     $20,000       $11,283(2)             123,236                    --
Chairman of the        1996     150,000      18,750        13,099(2)                  --                    --
Board(1)               1995     137,500      42,385        13,081(2)                  --                    --

Thomas E. Chaplin....  1997     105,962      40,000         2,983(4)             400,000                    --
Chief Executive        1996          --          --              --                   --                    --
Officer(3)             1995          --          --              --                   --                    --

Colin P. Halford.....  1997     121,923      25,000              --              136,201                    --
President              1996     100,000      10,000              --                   --                    --
                       1995      66,000      25,000              --                   --                    --

-------------------------
(1) Mr. Murdock resigned as Chief Executive Officer of the Corporation effective April 4, 1997.

(2) The amounts listed for 1997, 1996 and 1995 include $4,825, $8,200 and $7,845, respectively, for use of a company car, and $6,458, $4,899 and $5,236, respectively, for country club membership fees.

(3) Mr. Chaplin commenced employment with the Corporation effective April 4,
    1997.

(4) The amount listed for 1997 consists of $2,983 for use of a company car.

OPTIONS GRANTED DURING 1997

     The following table provides certain information regarding stock options granted to the named executive officers of the Corporation during the year ended December 31, 1997.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                    INDIVIDUAL GRANTS
                                         ------------------------------------------------------------------------
                                                                   PERCENT OF TOTAL
                                               NUMBER OF          OPTIONS GRANTED TO
                                         SECURITIES UNDERLYING       EMPLOYEES IN       EXERCISE     EXPIRATION
                NAME                        OPTIONS GRANTED          FISCAL YEAR         PRICE          DATE
                ----                     ---------------------    ------------------    --------     ----------
Guy O. Murdock.......................          123,236(1)                16.0%           $3.25      April 3, 2007
Thomas E. Chaplin....................          175,000(2)                22.7             4.16      April 4, 2007
Thomas E. Chaplin....................          225,000(3)                29.2             4.16      April 4, 2007
Colin P. Halford.....................          136,201(4)                17.7             3.25      April 3, 2007

-------------------------
(1) These options became exercisable on April 3, 1998.

(2) Options with respect to 75,000 were exercisable on the date of grant, options with respect to 50,000 shares became exercisable on April 4, 1998 and options with respect to 50,000 shares become exercisable on April 4, 1999.

(3) These Options become exercisable in three installments of 75,000 shares each based upon the achievement of certain performance criteria.

(4) Options with respect to 93,961 shares became exercisable on April 3, 1998, options with respect to 21,120 shares become exercisable on April 3, 1999 and options with respect to 21,120 shares become exercisable on April 3, 2000.

FISCAL YEAR-END OPTION VALUES

     The following table provides certain information regarding the unexercised options held by the named executive officers at December 31, 1997. No named executive officer exercised any options during the year ended December 31, 1997.

                    AGGREGATED FISCAL YEAR-END OPTION VALUES

                                                                    NUMBER OF SECURITIES
                                                                   UNDERLYING UNEXERCISED
                                                                     OPTIONS AT FISCAL
                                                                        YEAR-END(1)
                                                                ----------------------------
NAME                                                            EXERCISABLE    UNEXERCISABLE
----                                                            -----------    -------------
Guy O. Murdock..............................................          --         123,236
Thomas E. Chaplin...........................................      75,000         325,000
Colin P. Halford............................................      31,040         143,960

-------------------------
(1) Based on the reported closing bid price of $15/16 per share of Common Stock on the Nasdaq SmallCap Market on December 31, 1997, none of these options were in the money at December 31, 1997.

    Employment Agreements. On August 16, 1996, the Corporation entered into separate Employment Agreements with each of Guy Murdock, Colin Halford, and Bill Wharton. Each of the Employment Agreements has a three-year term. Pursuant to the Employment Agreements, Messrs. Murdock, Halford and Wharton will receive base salaries of not less than $150,000, $130,000 and $65,000, respectively. In addition, each of them will be eligible to participate in the Corporation's 1993 Stock Option Plan, the Corporation's 1997 Stock Option Plan and other executive compensation plans. Each Employment Agreement contains a provision restricting competition with the Corporation for a period of two years following termination of employment. If employment with the Corporation is terminated by the Corporation for any reason, including for cause, the employee is entitled to receive continuation of his then effective base salary for two years.

     On April 4, 1997, the Corporation entered into three-year employment agreement with Thomas E. Chaplin. Pursuant to this agreement, Mr. Chaplin will receive an annual base salary of $130,000 and will be eligible to participate in an incentive bonus program to be developed by the Compensation Committee. This agreement contains a provision restricting competition with the Corporation for
(i) a period of six months if Mr. Chaplin's employment is terminated prior to October 4, 1997, (ii) a period of time equal to Mr. Chaplin's employment term if his employment is terminated on or after October 4, 1997 but prior to April 4, 1998 and (iii) a period of two years following termination of employment if Mr. Chaplin's employment is terminated on or after April 4, 1998. If Mr. Chaplin's employment is terminated by the Corporation for any reason other than for "cause" (as defined in the employment agreement), Mr. Chaplin is eligible to receive continuation of his base salary for the period of his covenant restricting competition with the Corporation. In connection with this employment agreement, Mr. Chaplin also received options to purchase an aggregate of 400,000 shares of Common Stock at an exercise price of $4.16 per share. Options exercisable for 75,000 shares were immediately exercisable on grant, options exercisable for 50,000 shares vest on each of April 4, 1998 and 1999, and options for a total of 225,000 shares vest in three increments of 75,000 each upon the achievement by the Corporation of specified income and profit targets. These options were not granted to Mr. Chaplin under either the 1993 Stock Option Plan or the 1997 Stock Option Plan.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     The Corporation obtains lease and other financing services from Berthel Fisher & Company, Inc. and its subsidiaries and their affiliated leasing partnerships ("Berthel"). Berthel is the beneficial owner of approximately 13.6% of the Common Stock outstanding on March 31, 1998. The Corporation paid Berthel $645,047 in 1997, including $491,175 for scheduled lease payments, $38,622 for interest payments, $72,000 in commissions, and $43,250 in sales commissions and related fees in connection with the Corporation's private placement of shares of its preferred stock. The Corporation currently makes monthly lease and debt payments to Berthel of $75,000 in the aggregate and makes monthly commission payments to Berthel of approximately $6,000 in connection with the services provided by the Corporation to a hotel management company.

     On June 5, 1997, certain affiliates of Berthel agreed to convert (the "Berthel Notes Conversion") note obligations with an aggregate principal amount of $1.7 million and a carrying value to the Corporation of $1.3 million into 465,625 shares of Common Stock. On December 31, 1997, the Corporation and Berthel agreed to rescind the Berthel Notes Conversion. In connection with this rescission, the Corporation issued notes to Berthel which are identical in all material respects to the notes originally canceled, Berthel delivered to the Corporation its certificates for the 465,625 shares of Common Stock and the Corporation issued warrants to Berthel exercisable to purchase up to 229,279 shares of Common Stock at an exercise price of $1.12 per share.

     The Corporation provides telecommunications services to certain hotels managed by Larken, Inc., a corporation controlled by Larry A. Cahill. Mr. Cahill beneficially owns approximately 9.5% of the Common Stock outstanding on March 31, 1998. The Corporation generated revenues of $603,644 in 1997 pursuant to its contracts with Larken, Inc., and accrued commissions of $360,000 payable to Larken, Inc. pursuant to such contracts.

     On October 31, 1997, the Corporation completed its acquisition (the "PIC Acquisition") of two affiliated companies, Priority International Communications, Inc. ("PIC") and PIC Resources Corp. ("PICR"). Wayne Wright was appointed as a director of the Corporation immediately following the PIC Acquisition. Pursuant to the PIC Acquisition, Mr. Wright received the following as a shareholder of PIC and PICR: (a) cash payments of $278,375 in the aggregate, (b) 270,000 shares of Common Stock, (c) a 91% interest in a promissory note issued by a wholly owned subsidiary of the Corporation in the principal amount of $840,000 due March 1, 1998, which was subsequently extended to June 30, 1998 (the "Short-Term Note") and (d) a promissory note issued by a wholly owned subsidiary of the Corporation in the principal amount of $1,664,119.39 due in installments through April 30, 1999 (the "Long-Term Note" and, collectively with the

Short-Term Note, the "PIC Notes"). The Corporation is also obligated to issue additional shares of Common Stock to Mr. Wright and the other PICR shareholders based upon the combined earnings before interest, taxes, depreciation and amortization of PIC and PICR for the first two full twelve-month periods after the closing of the PIC Acquisition. The Corporation granted piggyback registration rights to Mr. Wright and the other PICR shareholders with respect to secondary offerings of Common Stock made within three years after the closing of the PIC Acquisition. The obligations under the PIC Notes are subject to a security interest in the shares of PIC stock and PICR stock acquired by the Corporation pursuant to the PIC Acquisition. In the event of a default with respect to the repayment of the Short-Term Note, the holders of the PIC Notes will have the right to rescind the PIC Acquisition by surrendering the shares of Common Stock issued in the PIC Acquisition and the PIC Notes to the Corporation in exchange for the return of all of the shares of PIC stock and PICR stock. In addition, if the PIC Acquisition is rescinded, the shareholders of PIC and PICR would retain the cash payments made at closing and $400,000 advanced by the Corporation to a subsidiary of PICR.

     In September 1997, the Corporation commenced an offering of up to $5,000,000 of its Series A Convertible Preferred Stock (the "Convertible Preferred Stock") in a private placement exempt from the registration requirements of the Securities Act of 1933, as amended. Shares of Convertible Preferred Stock were sold in the offering at a price of $100 per share. Guy O. Murdock, the Corporation's Chairman of the Board, purchased 5,500 shares of Convertible Preferred Stock in the offering, Thomas E. Chaplin, the Corporation's Chief Executive Officer and a director, purchased 4,000 shares of Convertible Preferred Stock in the offering, and Larry A. Cahill, the beneficial owner of approximately 9.5% of the outstanding Common Stock as of March 31, 1998, purchased 5,000 shares of Convertible Preferred Stock in the offering.

                                    AUDITORS

     The Board of Directors, upon recommendation from the Audit Committee, has selected Deloitte & Touche LLP to be the Corporation's auditors for the 1998 fiscal year.

     Although this appointment is not required to be submitted to a vote of shareholders, the Board of Directors believes it appropriate as a matter of policy to request that the shareholders ratify the appointment. If shareholders' ratification is not received, the Board of Directors may reconsider the appointment.

     The Board of Directors of the Corporation recommends a vote for ratification of Deloitte & Touche LLP as independent auditors for the purpose of auditing the financial statements of the Corporation for fiscal 1998. A representative of Deloitte & Touche LLP will be present at the Annual Meeting and will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions.

                  ANNUAL REPORT TO THE SECURITIES AND EXCHANGE
                           COMMISSION ON FORM 10-KSB

     The Corporation is required to file an annual report, called a Form 10-KSB, with the Securities and Exchange Commission. A copy of Form 10-KSB for the fiscal year ended December 31, 1997 will be made available, without charge, to any person entitled to vote at the Annual Meeting. Written request should be directed to Thomas E. Chaplin, Chief Executive Officer, Murdock Communications Corporation, 1112 29th Avenue S.W., Cedar Rapids, Iowa 52404.

                             SHAREHOLDER PROPOSALS

     Proposals which shareholders intend to present at the 1999 Annual Meeting of Shareholders must be received at the Corporation's principal offices in Cedar Rapids, Iowa no later than January 29, 1999 for inclusion in the proxy material for that meeting.

                                 OTHER MATTERS

     The Directors of the Corporation know of no other matters to be brought before the meeting. If any other matters properly come before the meeting, including any adjournment or adjournments thereof, it is intended that proxies received in response to this solicitation will be voted on such matters in the discretion of the person or persons named in the accompanying proxy form.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          MURDOCK COMMUNICATIONS
                                          CORPORATION

                                          Thomas E. Chaplin,
                                          Chief Executive Officer

Cedar Rapids, Iowa
May 29, 1998

                                      PROXY

                       MURDOCK COMMUNICATIONS CORPORATION

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Guy O. Murdock and Thomas E. Chaplin, or either one of them, each with full power of substitution and resubstitution, as proxy or proxies of the undersigned to attend the Annual Meeting of Shareholders of Murdock Communications Corporation to be held on June 30, 1998 at 2 p.m., local time, at the Four Points Sheraton Inn, 525 33rd Avenue S.W., Cedar Rapids, Iowa 52404, and at any adjournment thereof, there to vote all shares of Common Stock which the undersigned would be entitled to vote if personally present as specified upon the following matters and in their discretion upon such other matters as may properly come before the meeting.

         The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and accompanying Proxy Statement, ratifies all that said proxies or their substitutes may lawfully do by virtue hereof, and revokes all former proxies.

Please sign exactly as your name appears hereon, date and return this Proxy. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED TO GRANT AUTHORITY TO ELECT THE NOMINATED DIRECTORS AND TO RATIFY THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS. IF OTHER MATTERS COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE BEST JUDGMENT OF THE PROXIES APPOINTED.





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                                        DETACH BELOW AND RETURN USING THE ENVELOPE PROVIDED
====================================================================================================================================


                                 MURDOCK COMMUNICATIONS CORPORATION ANNUAL MEETING OF SHAREHOLDERS

1. ELECTION OF DIRECTORS:                                                                     [ ] FOR all          [ ] WITHHOLD
   (terms expiring at the 1999      1-GUY O. MURDOCK 2-THOMAS E. CHAPLIN 3-COLIN P. HALFORD    nominees listed to   AUTHORITY to
   Annual Meeting)                 4-JOHN C. POSS 5-STEVEN R. EHLERT 6-LARRY                   the left (except as  vote for all
                                              A. ERICKSON 7-WAYNE WRIGHT                       specified below).    nominees listed
                                                                                                                    to the left.
                                                                                             --------------------------------------
(Instructions:  To withhold authority to vote for any indicated
nominee, write the number(s) of the nominee(s) in the box
provided to the right.)
                                                                      ---------------->      --------------------------------------

2. To ratify  the  appointment  of  Deloitte  & Touche  LLP as the  Company's      [ ]  FOR      [ ]  AGAINST     [ ]  ABSTAIN
   auditors for 1998.

3. In their discretion, the Proxies are authorized to vote upon such other matters as may properly come before the meeting.
                                            Date                                                       NO. OF SHARES
                                                -------------------------------------------
CHECK APPROPRIATE BOX
Indicate changes below:
                                                                                ----------------------------------------------



Address Change? [ ]                     Name Change? [ ]
                                                                                ----------------------------------------------


                                                                                Signature(s) in Box
                                                                                If signing as attorney, executor, administrator,
                                                                                trustee or guardian, please add your full title
                                                                                as such. If shares are held by two or more persons,
                                                                                all holders must sign the Proxy.

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